As filed with the Securities and Exchange Commission on June 4, 1999
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                             SOMANETICS CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

                  Michigan                                      38-2394784
                  --------                                      ----------
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

      1653 East Maple Road, Troy, Michigan                       48083-4208
      ------------------------------------                       ----------
(Address of Principal Executive Offices)                         (Zip Code)

                  SOMANETICS CORPORATION 1997 STOCK OPTION PLAN
                  ---------------------------------------------
                            (Full title of the plan)

                           Bruce J. Barrett, President
                              1653 East Maple Road
                            Troy, Michigan 48083-4208
                            -------------------------
                     (Name and address of agent for service)

                                 (248) 689-3050
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                               Proposed
                                                        Proposed                maximum
    Title of securities         Amount to be        maximum offering      aggregate offering          Amount of
     to be registered            registered          price per share             price            registration fee
--------------------------------------------------------------------------------------------------------------------
Common Shares (1)            199,922   shares           $3.56    (2)         $711,722.32
--------------------------------------------------------------------------------------------------------------------
Common Shares                 95,078   shares           $4.46875 (3)         $424,879.81
====================================================================================================================
     Total                   295,000   shares                              $1,136,602.13            $315.98
====================================================================================================================

(1)      $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low sales prices of the Common Shares, as quoted on The Nasdaq SmallCap Market, on June 2, 1999.


                                Page 1 of 10 Pages
                           Exhibit Index is on Page 8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. The Annual Report of Somanetics Corporation (the "Registrant") on Form 10-K for the fiscal year ended November 30, 1998 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended February 28, 1999 as filed with the Commission pursuant to the Exchange Act, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended November 30, 1998.

         3. The description of the Registrant's Common Shares included in the Prospectus, dated March 20, 1991 (the "Prospectus"), of the Registrant, included in its Registration Statement on Form S-1 (file no. 33-38438) effective March 20, 1991, as filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), under the caption "Description of Securities" on pages 41 through 46 of the Prospectus and incorporated by reference into the Registrant's Registration Statement on Form 8-A effective March 27, 1991 and filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

                               Page 2 of 10 Pages

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

         The Registrant is obligated under its bylaws and under employment agreements with two of its executive officers to indemnify any present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. In addition, the Articles of Incorporation of the Company limit certain personal liabilities of directors of the Company.

         The Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $1,000,000 in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act of 1933, as amended.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         4.1 Restated Articles of Incorporation of Somanetics Corporation, incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.

         4.2 Amended and Restated Bylaws of Somanetics Corporation, incorporated by reference to Exhibit. 4.1 to the Registrant's Registration Statement on Form S-8 (file no. 33-93538) filed with the Securities and Exchange Commission on June 16, 1995.

         5.1      Opinion of Honigman Miller Schwartz and Cohn.

         23.1     Consent of Deloitte & Touche LLP.

         23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement).


                               Page 3 of 10 Pages

         99.1 Somanetics Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

         99.2 First Amendment to Somanetics Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997.

         99.3 Second Amendment to Somanetics Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)  To include any  prospectus  required by
                           Section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or



                               Page 4 of 10 Pages

                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this Registration Statement and in the prospectus related to this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended November 30, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty concerning the Company's ability to continue as a going concern), which is incorporated in this Registration Statement and such prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                               Page 5 of 10 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 3, 1999.

                                                 SOMANETICS CORPORATION


                                                 By:  /s/ BRUCE J. BARRETT
                                                     ---------------------------
                                                          Bruce J. Barrett,
                                                          President and Chief
                                                          Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of SOMANETICS CORPORATION, a Michigan corporation (the "Company"), hereby constitutes and appoints Bruce J. Barrett and Raymond W. Gunn, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares, par value $0.01 a share, pursuant to the Somanetics Corporation 1997 Stock Option Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.



                               Page 6 of 10 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              Signature                                         Title                               Date
              ---------                                         -----                               ----


/s/ BRUCE J. BARRETT                            President and Chief Executive Officer            June 2, 1999
------------------------------------        and a Director (Principal Executive Officer)
          Bruce J. Barrett


/s/ RAYMOND W. GUNN                                 Executive Vice President and                 June 2, 1999
------------------------------------                   Chief Financial Officer
           Raymond W. Gunn                          (Principal Financial Officer)



/s/ WILLIAM M. IACONA                                   Corporate Controller                     June 2, 1999
------------------------------------                (Principal Accounting Officer)
          William M. Iacona


/s/ H. RAYMOND WALLACE                             Chairman of the Board of Directors            June 2, 1999
------------------------------------
         H. Raymond Wallace


/s/ DANIEL S. FOLLIS                                          Director                           June 2, 1999
------------------------------------
          Daniel S. Follis


/s/ JAMES I. AUSMAN                                           Director                           June 2, 1999
------------------------------------
    James I. Ausman, M.D., Ph.D.


/s/ ROBERT R. HENRY                                           Director                           June 2, 1999
------------------------------------
           Robert R. Henry




                               Page 7 of 10 Pages

                                INDEX TO EXHIBITS


    Exhibit
    Number                                             Description                                            Page

     4.1         Restated Articles of Incorporation of Somanetics Corporation,                                  N/A
                 incorporated by reference to Exhibit 3(i) to the
                 Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998.
     4.2         Amended and Restated Bylaws of Somanetics Corporation,                                         N/A
                 incorporated by reference to Exhibit. 4.1 to the Registrant's
                 Registration Statement on Form S-8 (file no. 33-93538) filed with the Securities and Exchange Commission on  June 16, 1995.
     5.1         Opinion of Honigman Miller Schwartz and Cohn.                                                    9
    23.1         Consent of Deloitte & Touche LLP.                                                               10
    23.2         Consent of Honigman  Miller  Schwartz and Cohn (included in the                                  9
                 opinion filed as Exhibit
                 5.1 to this Registration Statement).
    24.1         Powers of Attorney  (included after the signature of the                                         6
                 Registrant contained on page 6 of this Registration Statement).
    99.1         Somanetics Corporation 1997 Stock Option Plan, incorporated by                                 N/A
                 reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1996.
    99.2         First Amendment to Somanetics Corporation 1997 Stock Option                                    N/A
                 Plan, incorporated by N/A reference to Exhibit 10.11 to the
                 Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997.
    99.3         Second Amendment to Somanetics Corporation 1997 Stock Option                                   N/A
                 Plan, incorporated by N/A reference to Exhibit 10.12 to the
                 Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998.




                               Page 8 of 10 Pages